Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”), dated as of February 17th, 2006, is entered into by and between NYFIX, Inc., a New York Corporation with offices at 100 Wall Street, 26th Floor, New York NY 10005 (the “Company”) and Keith R. Jamaitis, (the “Executive”). Each of the Company and the Executive shall be referred to herein as a “Party;” or, taken together, the “Parties.” In consideration of the mutual promises and agreements contained herein and for other good, valuable, and received consideration, Executive and the Company agree as follows:

1.    Executive’s last day of employment with the Company is December 31, 2005 (the “Effective Date”). As of December 31, 2005, Executive has relinquished all responsibilities and positions he holds as of that date as an officer or director of NYFIX, Inc. and all of its subsidiaries.

2.    (a) Company officials have informed Executive regarding the benefits Executive has a right to receive upon the termination of employment from the Company, as described in the attached separation letter, and explained to Executive that in addition to those benefits, the Company will give Executive certain severance benefits outlined in this Agreement (“Severance Benefits”) if, and only if, Executive signs this Agreement and complies with its terms. Executive understands that Executive is not entitled to the Severance Benefits except under this Agreement.

(b)    Executive acknowledges and agrees that he has 90 days from December 31, 2005 to exercise any options validly granted to Executive under the NYFIX, Inc. 2001 Stock Option Plan or the NYFIX, Inc. or the Amended and Restated 1991 Incentive and Nonqualified Stock Option Plan that were vested as of December 31, 2005, as reflected in the Statement attached as Exhibit A, and that such exercise shall be in accordance with the procedures attached as Exhibit B.

(c)    In consideration of Executive signing this Agreement and in exchange for the promises, covenants, and waivers set forth herein (and without any other legal obligation to do so), the Company agrees to: (i) pay Executive One hundred and ninety three thousand eight hundred and forty six dollars and fifteen cents ($193,846.15), which is equal to 32 weeks’ salary, which would not otherwise be paid, minus required and authorized withholding deductions; and (ii) provide continuation, paid for by NYFIX, Inc. for 32 weeks, which is the period of time equal to the total number of weeks payable as the severance amounts described in subsection (i) above, of group medical and dental benefits under the provisions of the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1985. Following the 32-week period, Executive may continue health insurance coverage until the end of the COBRA period by paying the monthly insurance premium in full each month, provided that Executive meets all applicable eligibility requirements.

3.    (a) In consideration of the payment and benefits described in this Agreement, the covenants and agreements included herein, and for other good and valuable consideration, Executive, on behalf of Executive and Executive’s heirs, administrators, representatives, executors, successors, and assigns, hereby expressly and irrevocably waives, releases, acquits and forever discharges the Company and its current and former parent companies, affiliates, subsidiaries, divisions and related entities and the current and former Executives, executives, managers, officers, directors, owners, shareholders, investors, representatives, administrators, fiduciaries, agents, attorneys, insurers, successors and assigns of each of them and Executive benefit programs of any of them (and the trustees, administrators, fiduciaries and insurers of any such programs) and any other person acting by, through, under, or in concert with any of the aforementioned persons or entities (collectively, the “Company Released Parties”) from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, counterclaims, crossclaims, judgments, damages, expenses, claims or demands, in law or equity, which Executive ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Executive’s execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding Executive’s employment with or termination of employment from the Company or any current or former subsidiary or affiliate of the Company, all claims based on any contract (express or implied, including any employment agreement between the Company and Executive), fraud, misrepresentation, stock fraud, defamation, wrongful termination, estoppel, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options, whether stock option grants, stock option exercises (or non-exercises) or otherwise, health benefits and/or fringe benefits, claims for attorneys’ fees, vacation pay, sick pay or bonuses, debts, accounts, any benefit plan, any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys’ fees, any tort, all claims arising under any federal, state or local statute, law, rule, regulation or ordinance, all claims for alleged discrimination based upon any protected category, including race, color, sex, age, religion, sexual orientation, disability or national origin, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Executive Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Fair Labor Standards Act; the New York State Human Rights Law; the New York City Human Rights Law; the Connecticut Fair Employment Practices Act; or any other federal, state or local statute, law, rule, regulation or ordinance of any kind. Executive does not waive or release: (i) any claim regarding any matter arising after the execution of this Agreement; (ii) any claim Executive may have against any employee benefit and/or pension plan or funds for accrued and vested benefits under any Company employee benefit plan or vested stock options; or (iii) any claim that Executive may have for defense and indemnification under the terms of the Company by-laws or insurance policies (including Directors & Officers policies) with respect to actions or conduct that occurred on or before the Effective Date, regardless of whether the Executive makes the claim before or after the Effective Date, provided that the Executive makes any such claim in a timely manner.

(b)    Except as otherwise provided in paragraph 20 of this Agreement, Executive hereby represents and agrees that Executive has not filed any lawsuit against the Company or any other Company Released Party or filed or caused to be filed any charge or complaint against the Company or any other Company Released Party with any municipal, state, or federal agency charged with the enforcement of any law. Except as otherwise provided in paragraph 20 of this Agreement, Executive also agrees, to the extent consistent with applicable law, not to initiate any legal action, charge, or complaint against the Company or any other Company Released Party in any forum whatsoever in connection with the claims released by Executive in this Agreement. In addition, to the extent any such action may be brought, Executive expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action, or in connection with any action brought by a third party.

(c)    The Company hereby waives, releases and discharges Executive from any claims it may have against him, whether known or unknown, which the Company ever had, now has or which may arise in the future regarding any matter arising on or before the date of execution of this Agreement, including but not limited to all claims, whether known or unknown, regarding Executive’s employment with or termination of employment from the Company or any current or former subsidiary or affiliate of the Company, except the Company does not waive or release: (i) any claim regarding any matter arising after the execution of this Agreement; (ii) any claim regarding any act of Executive that would constitute a criminal act under state or federal law; or (iii) any claim regarding any willful misconduct or gross negligence on the part of the Executive materially injurious to the Company, any of its subsidiaries or affiliates, or any customer or supplier of the Company or any of its subsidiaries or affiliates.

(d)    Executive represents and warrants that Executive is the sole owner of the claims Executive releases herein and has not directly or indirectly transferred or assigned any such claims to anyone else, and Executive has the full right and power to execute the releases and agreements in this Agreement.

4.    Subject to the provisions of Section 3, Executive acknowledges and understands that Executive is releasing claims against Released Parties regarding any matter arising on or before the Effective Date, and that Executive has released and waived claims and rights hereunder knowingly and voluntarily, in exchange for consideration in addition to anything of value to which such Party already is entitled.

5.    [Intentionally omitted]

6.    Executive acknowledges that employment with the Company has brought Executive into close contact with many confidential affairs of the Company, including information about the Company’s trade secrets, proprietary information, products and methods, client lists, financial affairs, books and records, commitments, procedures, plans and prospects, products and technologies in development, strategies, current or prospective transactions or business of the Company, costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes, business affairs and methods, and other information not readily available to the public (collectively, “Confidential Information”). Executive further acknowledges that the business of the Company is international in scope, that its products and services are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world, and that the nature of Executive’s services, position and expertise are such that Executive is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, Executive hereby covenants and agrees:

(a)    Executive shall keep secret all confidential and proprietary matters of the Company, including the Confidential Information, and shall not intentionally disclose such matters to anyone outside of the Company at any time, except with the Company’s written consent, provided that: (i) Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of Executive’s breach of any obligation hereunder; and (ii) Executive shall have no such obligation to the extent such matters are received by Executive from a third party with the right to disclose it.

(b)    Executive shall keep every term of this Agreement confidential and will not hereafter disclose the existence of this Agreement, the fact that a separation agreement was being discussed or considered, the substance or contents of this Agreement, or the amount or fact of payment of money or provision of benefits (collectively “Separation Issues”) to any person or persons, or engage in any other conduct that suggests the negotiation or existence or amount or extent or terms of this Agreement; provided, however, that (i) Executive may disclose the fact, existence and terms of the non-solicitation, non-compete, and confidentiality provisions set forth in this Section 6 to prospective employers and business partners who request such information; (ii) Executive may disclose information concerning the Separation Issues to Executive’s tax advisors, attorneys, and immediate family, provided that Executive inform such individuals that they must not reveal such information to any third party and must maintain the strictest confidentiality regarding such information; and (iii)

Executive may disclose the information described in Sections 6(a) and (b) of this Agreement pursuant to a subpoena, court order, or other judicial or regulatory or governmental process, provided that Executive shall first notify the Company in writing of the request for such disclosure and cooperate fully with the Company to legally resist disclosure of the information prior to actual compliance with the request.

(c)    Executive agrees that Executive will not denigrate, disparage, defame, impugn or otherwise damage or assail the reputation or integrity of the Company. The Company agrees that it will not denigrate, disparage, defame, impugn or otherwise damage or assail the reputation or integrity of the Executive.

(d)    Executive Agrees to cooperate with the Company in connection with any current or future inquiries or investigations by any governmental authority or agency (e.g. SEC), or any lawsuit by any third party involving the company, its officers and directors (present or past), or the Executive. The Company shall advance Executive reasonable legal and other expenses incurred in obtaining representation for such inquiry, investigation or lawsuit upon: (i) receipt of notice from Executive of such inquiry, investigation or lawsuit; (ii) approval of Company’s Board of Directors for such advancement of expenses, which approval will not be unreasonably withheld; (iii) an undertaking by Executive to repay such advances where required by applicable law; and (iv) documentation of such expenses as is reasonably requested by the Company.

(e)    Executive reserves all rights to any applicable defense or indemnification under the terms of the Company’s by-laws or insurance policies (including Directors & Officers policies) with respect to actions or conduct that occurred on or before the Effective Date, regardless of whether Executive makes such a claim before or after the Effective Date, provided that Executive makes any such claim in a timely manner.

(f)    Executive shall not, for a period of 12 months after the Effective Date, without the prior written consent of the Company: (i) employ or solicit for employment, directly or indirectly, on Executive’s own behalf or on behalf of any entity with which Executive is affiliated, any person who was employed by the Company, or any of its subsidiaries or affiliates, at any time within the 12 months prior to the Effective Date; or (ii) induce or encourage any such person to leave the employ of the Company, or any of its subsidiaries or affiliates. This provision shall not apply to any employee of the Company terminated as of the Effective Date.

(g)   Executive shall not, for a period of 32 weeks after the Effective Date, without the prior written consent of the Company, accept any employment, provide any services, advice or information, or assist or engage in any activity, directly or indirectly, with any Competing Business (as defined below), whether as an Executive, owner, consultant, independent contractor, partner, joint venturer, or in any other capacity, whether paid or unpaid; provided, however, that the foregoing shall not be deemed to prohibit Executive from acquiring, solely as an investment and through market purchases, securities of any entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as Executive is not part of any control group of such entity and such securities, if converted, do not constitute more than five percent (5%) of the outstanding voting power of that entity.

(h)   Executive shall not, for a period of 12 months after the Effective Date, without the prior written consent of the Company, directly or indirectly solicit or encourage, or attempt to solicit or encourage, any client or customer of the Company or its affiliates with whom Executive had dealings or about whom Executive acquired confidential or proprietary information during employment with the Company to do business with any Competing Business.

(i)    For purposes of this Agreement, “Competing Business” means the following companies: Advanced Financial Applications, Brass (a subsidiary of SunGard), Flextrade, LLC, Portware, LLC, royalblue group, Lava Trading, TNS, and any division of Thomson Financial that directly competes with the Company or any of its subsidiaries or affiliates.

(j)    Executive acknowledges that: (i) the terms of this Section 6 are reasonable and necessary to protect the Company’s legitimate interests; (ii) this Section’s restrictions will not prevent Executive from earning or seeking a livelihood; (iii) this Section’s restrictions shall apply wherever permitted by law; and (iv) Executive’s violation of any of this Section’s terms would irreparably harm the Company. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if Executive violates any of the provisions of this Section 6, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Executive agrees that if Executive sues or otherwise initiates a legal action against the Company or any of the Company Released Parties asserting any claims that are released in Section 3 hereof, or if Executive breaches any promise made in this Section 6, Executive will pay the reasonable attorneys’ fees, costs, and damages that the Company or any Company Released Party may incur as a result thereof, and all remaining provisions of this Agreement shall remain in full force and effect.

(k)    In the event that any court of competent jurisdiction determines that any paragraph or clause of this Section 6 is not enforceable or is void due to public policy or for any other reason, then the paragraph or clause involved shall be redrafted as consistent as possible with the intent of this Section 6 so as to be enforceable. In the event such paragraph or clause cannot be so drafted, then such paragraph or clause shall be deemed to not be a part of this Section 6, and all other provisions of this Section 6 and this Agreement shall remain in full effect and enforceable.

7.    Executive understands and agrees that Executive’s obligations under Section 6 above are material inducements to the Company to enter into this Agreement. Without limiting the Company Released Parties’ remedies in any way, Executive agrees that the Company and the other Released Parties shall be entitled to seek specific enforcement or any other mode of injunctive and/or other equitable relief (without the necessity of showing any actual damage or posting a bond or furnishing any other security) to prevent any breach of Section 6 and/or to enforce their rights under such Section by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company or another Company Released Party, as the case may be, and that money damages will not provide an adequate remedy to the Company or any other affected Company Released Party. Nothing in this Section 7 shall be construed to limit the right of the Company or any other affected Company Released Party to collect money damages if Executive breaches any provision of this Agreement, including, without limitation, Section 6 hereof. Executive agrees to reimburse the Company Released Parties for all costs and expenses (including without limitation court costs and reasonable attorneys’ fees) incurred by any of them in enforcing any provision of this Agreement.

8.    Executive agrees that Executive will cooperate fully with the Company in the resolution of any disputes or litigation which the Company may face for which Executive may have knowledge of any facts or events, material or otherwise and, except where prohibited by applicable law, Executive will not voluntarily discuss any such disputes, litigation, facts or events with anyone other than the Company. The Company agrees that any such requests for cooperation will be reasonable and where feasible shall occur during non-business hours unless by mutual agreement. The Company agrees to reimburse Executive for any reasonable costs incurred by Executive in connection with carrying out Executive’s obligations under this section 8.

9.    Within two business days after the Effective Date, Executive will return to the Company all remaining files, memoranda, documents, records, copies of the foregoing, the Company-provided credit cards, keys, building passes, security passes, access or identification cards, computer and telephone equipment, and any other property of the Company in Executive’s possession or control, including any written, electronic, or computerized materials, records, files, and documents made by Executive or coming into Executive’s possession during the course of employment with the Company which contain or refer to the Confidential Information. Executive agrees that if Executive owes any amounts to the Company for non-business-related charges on a Company-issued credit card or cellular telephone or otherwise, Executive hereby authorizes the Company to deduct the full value of such amounts from any payments owed to Executive under this Agreement, up to a maximum of $500 per bi-weekly pay period.

10.    Nothing in this Agreement is intended to or shall be construed as an admission by the Executive, the Company or any other Released Party that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Executive, the Company or any of the other Executive or Company Released Parties or otherwise. Each of the Executive, the Company and other Released Parties expressly denies any such illegal or wrongful conduct.

11.    This Agreement constitutes the entire agreement between Executive and the Company with respect to the subject matter hereof, and supersedes and cancels all prior written or oral agreements, if any, between Executive and the Company with respect to such subject matter, including any Employment Agreement between Executive and the Company. Executive affirms that, in entering into this Agreement, Executive is not relying upon any oral or written promise or statement made by anyone at any time on behalf of the Company.

12.    Executive agrees to send all communications to the Company in writing, by certified or overnight mail, addressed as follows (or in any other manner the Company notifies Executive to use):

Maria Caro-Rainford
Director-Human Resources
NYFIX, Inc.
333 Ludlow Street
Stamford Harbor Park
Stamford, CT 06902

with a copy to:
Brian Bellardo
General Counsel
NYFIX, Inc.
333 Ludlow Street
Stamford Harbor Park
Stamford, CT 06902

13.    No provisions of this Agreement may be modified, waived, amended or discharged except by a written document signed by Executive and a duly authorized Company officer.

14.    This Agreement binds Executive’s heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Company Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns. This Agreement binds the Company and its successors and assigns and will inure to the benefit of Executive’s heirs, administrators, representatives, executors, successors, and assigns.

15.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. A waiver of any condition or provision of this Agreement in a given instance shall not be deemed a waiver of such condition or provision, or any other condition or provision, at any other time. If any provision, term or clause of this Agreement is declared illegal, unenforceable or ineffective in a legal forum, such provision, term or clause shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

16.    The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of New York (excluding any that mandate the use of another jurisdiction’s laws). The parties agree that any action to enforce the terms of this Agreement shall be brought in state or federal court located in the County of New York, New York; provided, however, that an action by the Company to enforce its rights under Section 6 may be brought in any court of competent jurisdiction, which court shall apply the internal laws of the State of New York (excluding any that mandate the use of another jurisdiction’s laws).

17.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

18.    This Agreement shall be construed as a whole according to its fair meaning, and shall not be construed strictly for or against Executive or the Company. Unless the context indicates otherwise, the singular or plural number shall be deemed to include the other.

19.    Any compensation or benefits payable under this Agreement shall be subject to applicable federal, state and local withholding taxes and allowances, where appropriate.

20.     Notwithstanding any other provision of this Agreement to the contrary:

(a)     The Company and Executive agree that, by entering into this Agreement, Executive does not waive rights or claims that may arise after the date this Agreement is executed.

(b)     The Company and Executive agree that this Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the ADEA and other laws, and further agree that this Agreement shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The Company and Executive further agree that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive’s execution of this Agreement) that Executive may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) as a consequence of any charge filed with the EEOC, and of any litigation concerning any facts alleged in any such charge.

(c)    This Agreement shall not affect or be used to interfere with Executive’s protected right to test in any court, under the Older Worker Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights set forth in this Agreement.

(d)    The Company and Executive agree that, for a period of seven (7) days following the execution of this Agreement, Executive has the right to revoke this Agreement by written notice to:

Maria Caro-Rainford
Director-Human Resources
NYFIX, Inc.
333 Ludlow Street
Stamford Harbor Park
Stamford, CT 06902

with a copy to:
Brian Bellardo
General Counsel
NYFIX, Inc.
333 Ludlow Street
Stamford Harbor Park
Stamford, CT 06902

The Company and Executive further agree that this Agreement shall not become effective or enforceable until the eighth (8th) day after the execution of this Agreement; and that in the event Executive revokes this Agreement prior to the eighth (8th) day after the execution of this Agreement, this Agreement, and the promises contained in this Agreement, shall automatically be deemed null and void.

(e)    The Company hereby advises and urges Executive in writing to consult with an attorney prior to executing this Agreement. Executive represents and warrants that the Company gave Executive a period of at least forty-five (45) days in which to consider this Agreement before executing this Agreement, and that at the commencement of such greater than forty-five (45) day period the Company provided to Executive a copy of Exhibit C, which is annexed hereto.

(f)     Executive’s acceptance of the monies paid by the Company, as described in Paragraph 2(c) of this Agreement, at any time more than seven (7) days after the execution of this Agreement shall constitute an admission by Executive that Executive did not revoke this Agreement during the revocation period of seven (7) days; and shall further constitute an admission by Executive that this Agreement has become effective and enforceable.

(g)    If Executive executed this Agreement at any time prior to the end of the greater than forty-five (45) day period that the Company gave Executive in which to consider this Agreement, such early execution was a knowing and voluntary waiver of Executive’s right to consider this Agreement for at least forty-five (45) days, and was due to Executive’s belief that Executive had ample time in which to consider and understand this Agreement, and in which to review this Agreement with an attorney.

CONSULT WITH A LAWYER BEFORE SIGNING THIS AGREEMENT AND RELEASE.
BY SIGNING THIS AGREEMENT YOU GIVE UP AND WAIVE IMPORTANT LEGAL RIGHTS.

THE PARTIES STATE THAT THEY HAVE READ THE FOREGOING, UNDERSTAND EACH OF ITS TERMS, AND INTEND TO BE BOUND THEREBY:

Executive Name		NYFIX, INC.
By:	/s/ Keith Jamaitis	By:	/s/ Brian Bellardo
(Please sign)
Date:	2/17/2006	Title:	Secretary and General Counsel
		Date:	2/21/2006

EXHIBIT A

Grant Detail Report	NYFIX, Inc.

From / / to / /
As of 12/31/2005

Keith Jamaitis 796 Eleven O’Clock Road Fairfield, CT 06824

Grant Date	Expiration Date	Plan ID	Grant Type	Options Granted	Option Price	Options Outstanding	Options Vested	Options Exercisable

1/2/1998	3/30/2006	1991 SOP	Incentive	22,500	$3.390000	2,650	22,500	2,650

	Transactions
	Date	Type		Options	Price
	6/9/2000	Exercise		14,850	$39.880000
	6/21/2002	Exercise		5,000	$9.250000

10/14/1998	3/30/2006	1991 SOP	Incentive	13,500	$2.640000	9,000	13,500	9,000

	Transactions
	Date	Type		Options	Price
	6/9/2000	Exercise		4,500	$39.880000

4/13/1999	3/30/2006	1991 SOP	Incentive	2,250	$3.000000	1,125	2,250	1,125

	Transactions
	Date	Type		Options	Price
	6/9/2000	Exercise		1,125	$39.880000

1/25/2000	3/30/2006	1991 SOP	Incentive	6,750	$14.750000	6,750	6,750	6,750

10/23/2001	3/30/2006	2001 SOP	Non-Qualified	12,500	$12.020000	12,500	12,500	12,500

10/23/2001	10/22/2002	2001 SOP	Non-Qualified	12,500	$12.020000	0	12,500	0

	Transactions
	Date	Type		Options	Price
	10/22/2002	Cancel: Expired		12,500

6/10/2002	3/30/2006	2001 SOP	Non Qualified	11,370	$8.500000	11,370	11,370	11,370

6/10/2002	3/30/2006	2001 SOP	Incentive	18,630	$8.500000	18,630	18,630	18,630

8/16/2002	3/30/2006	2001 SOP	Incentive	24,000	$3.920000	24,000	24,000	24,000

2/23/2004	3/30/2006	2001 SOP	Incentive	10,000	7.056000	3,334	3,334	3,334

	Transactions
	Date	Type		Options	Price
	12/30/2005	Cancel: Terminated		6,666

Optionee Total				134,000		89,359	127,334	89,359

EXHIBIT B

NYFIX, Inc.
Employee Stock Option Exercise Form

Employee Name_______________________________________________________________

Social Security Number / National Insurance Number ___________________________________

Address_____________________________________________________________________

 _____________________________________________________________________

City ________________________________ State ________ Zip /Postal Code ______________

Exercise of _____________ shares at ___________ per share exercise price equals $US_______, which I agree to remit to NYFIX when I am requested to do so.

Employee’s original per share exercise price _______________ granted on ____/____/____ (price may be different that the above price due to stock splits)  (mm/ dd /year)

Name(s) to be reflected on stock certificate___________________________________________

NOTE: Stock certificates will be issued in electronic form via the DWAC system. In order to facilitate this you must provide the name of your brokerage firm and your brokerage account number. If you do not want your shares issued electronically and you want to receive the actual stock certificate, leave the following brokerage lines blank and notify the company in writing that you want the shares issued in certificate form and provide a mailing address.

Employee Brokerage Firm Name ___________________________________________________

Employee Brokerage Account # ___________________________________________________

Employee Brokerage DTC # ______________________________________________________

Employee Signature____________________________________________________________

Date ____/____/____
    (mm / dd /year)
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                                (Company use only)

Stock Option Control Number _______________

Letter sent to Transfer Agent ____ yes

Issuance notification sent to employee ___yes

NYFIX, Inc.
Employee Stock Option Exercise Process

Introduction: NYFIX will issue shares when the procedures below are followed for valid Options and when the company is in a position to issue shares. If the Company is not in a position to issue shares your request to exercise will remain in force until the Company is in a position to issue shares, at which time you will be asked to make the appropriate payment. When you make the payment, the Company will deliver shares.  On the date that the Company issues you shares, it will take note of the market price of the Company’s common stock on the date your exercise notice was received.

Special note for existing employees with valid Options: You may exercise your valid Options at any time when there are no restrictions against exercising. The Company will advise you when such restrictions are in place and when they have been lifted.

Special note for ex-employees, separated from the Company: You have 90 days from the day of your separation to exercise any valid Options that were vested as of the day of your separation.  If you do not so notify NYFIX all your rights under the Stock Option Plan expire at the end of the 90-day period.

Notes:
1.	The term employee below refers to either an existing employee or an ex-employee, separated from the Company.
2.	This procedure addresses situations where payment for and delivery of shares of NYFIX stock will be completed before December 31, 2006, unless otherwise determined.

STEP 1:  Employee complete and sign the Employee Stock Option Exercise Form

STEP 2: Employee submit completed Stock Option Exercise Form to Human Resources, Attention: Maria Caro-Rainford. Form submission is a two step process. Both steps must be completed, within the noted time frames, for the exercise to be valid

•
Email a copy of the completed Stock Option Exercise Form (obviously without signature) to Maria. The business date the email is received by Maria is the date of the exercise. Emails received after 5pm NY time will be dated the next business day for exercise purposes. Emails received on a non business day will be dated the next business date for exercise purposes.

•
Send or hand deliver the original, signed form to any HR representative within 3 business days of the email. HR will email a confirmation of receipt when the signed form is received. Advise HR is this confirmation is not received within 4 business days of the original email.

STEP 3:  After receipt of signed Employee Stock Option Exercise Form, NYFIX will advise employee if the Company is in a position to issue shares. NYFIX will request payment for the shares to be exercised when the shares will be issued.

STEP 4:  Employee, when NYFIX requests payment:

Arrange for US$ payment to be made for exercise of options (exercise price x number of shares being exercised). Checks should be made payable to NYFIX, Inc. If payment is via a personal check, NYFIX will wait 5 business days before processing the exercise. If payment will be via wire transfer, please use the following instructions:

•	[Contact and Bank Account Information Omitted]

or, mail to:

•	NYFIX, Inc.
Attn: Maria Caro-Rainford
Corporate Headquarters
333 Ludlow Street
Stamford, CT 06902

STEP 5:   NYFIX, when payment received, will send a letter to its transfer agent instructing them to issue shares.

STEP 6:  NYFIX will notify employee when the shares have been issued. If shares are being transferred electronically via the DWAC system, NYFIX will also provide employee with information that employee’s brokerage firm will need to initiate the retrieval of the shares from the DWAC system. It is up to the employee to contact his/her broker and provide them with this information otherwise shares will not get credited to employee’s brokerage account. Employee’s brokerage firm has to initiate the DWAC in order for employee to receive the shares. If shares will be issued in certificate form, the transfer agent will send the certificate to employee via overnight delivery at the address provided.

EXHIBIT C

SPECIAL PAYMENT PROGRAM

To be eligible for the special payment program (the “Program”) described in Paragraph 2(c) of the Agreement and General Release (the “Agreement”), an individual must have been employed by NYFIX, Inc. (the “Company”) in its offices in New York City or Stamford, CT, and whose employment with the Company has terminated or will be terminated on December 31, 2005. All Executives who are eligible for this Program have at least forty-five (45) days in which to consider, sign (before a notary public), and return the Agreement to:

Maria Caro-Rainford
Director-Human Resources
NYFIX, Inc.
333 Ludlow Street
Stamford Harbor Park
Stamford, CT 06902

with a copy to:
Brian Bellardo
General Counsel
NYFIX, Inc.
333 Ludlow Street
Stamford Harbor Park
Stamford, CT 06902

The job titles and ages of the individuals eligible for this Program in affected job classifications within the Company are:

Title	Ages
President, NYFIX, USA	34

There are no other individuals in the same job classifications.

Job classifications not affected are omitted from this list.